UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2018

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170 Brussels, Belgium 1220 Pacific Dr., Auburn Hills, Michigan		48326-1589
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 32-2-663-98-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 28, 2018, WABCO Holdings Inc. (the “Company”) entered into a new Employment Agreement and Benefits Letter with Alexander De Bock, the Company’s Vice President Finance Planning & Analysis and Treasurer. Mr. De Bock had previously served as the Company’s Interim Chief Financial Officer from September 2017 until June 2018.

The Employment Agreement and Benefits Letter amends the following provisions of Mr. De Bock’s compensation and benefits:

•	An equivalent base salary of $320,000;

•	Eligibility to participate in the Company’s Equity Incentive Plan, with a target award of $100,000; and

•

Severance benefits in the event that Mr. De Bock’s employment is terminated for any reason other than for “cause”, equal to one and one-half times 18 months of his last gross monthly base salary, subject to the execution of a release agreement relating to all claims against the Company and its affiliates.

In addition, the Employment Agreement contains confidentiality, non-compete, and non-solicitation covenants. Mr. De Bock may receive a payment of up to 50% of his gross annual base salary for complying with the terms of the post-termination non-compete covenant, subject to the Company’s waiver of the covenant.

The foregoing description of the Employment Agreement and Benefits Letter is qualified in its entirety by reference to the text of such agreement and letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019	WABCO HOLDINGS INC.

	By:	/s/ LISA BROWN
	Name:	Lisa Brown
	Title:	Chief Legal Officer & Secretary